SOCIAL INVESTMENT
HOLDINGS, INC.

Step 1 Enter Investor Information | Step 2 Certify Tax Status | Step 3 Select Investment Amount | Step 4 Review Subscription Agreement | Step 5 Payment Info | Step 6 Review & Confirm Investment

PLEASE ENTER YOUR INFORMATION

Investor Type

- Individual
- Joint Tenants With Rights of Survivorship
- Other (corporation, LLC, partnership, trust, etc.)

First Name

Last Name

Joint Owner First Name

Joint Owner Last Name

Email

Mobile Phone Number

Address 1

Address 2

City

State or Province

Country

Zip Code

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SOCIAL INVESTMENT HOLDINGS, INC.

Step 1 Enter Investor Information | Step 2 Certify Tax Status | Step 3 Select Investment Amount | Step 4 Review Subscription Agreement | Step 5 Payment Info | Step 6 Review & Confirm Investment

CERTIFY TAXPAYER IDENTIFICATION

Please enter your tax identification and certification information in the fields below. The W-9 Form is to be completed by US citizens only (including resident aliens).

Why do I need to provide my taxpayer identification?

The IRS requires that we obtain your W-9 certification at the time of your investment into our company. This information is transmitted via SSL directly to our transfer agent Colonial Stock Transfer and is stored in an encrypted and hashed format on their secure servers.

Tax Identification

Name 1 (as shown on your income tax return)

Name 2, if a joint account (as shown on your income tax return)

Social Security Number

–OR–

Employee Tax ID

Federal Tax Classification

○ Individual/Sole Proprietor/Single Member LLC

○ Other (corporation, LLC, partnership, trust, etc.)

Partnership, Trust/Estates, C Corporation or S Corporation Classification

If this Taxpayer Identification Number is for one of these Federal Tax Classifications, do not complete this form. You must complete and mail this IRS form W-9 with your completed subscription agreement to:

Colonial Stock Transfer
66 Exchange Place
Salt Lake City, UT 84111

or via email at investor@colonialstock.com.

Limited Liability Company or Other Classification

If this Taxpayer Identification Number is for one of these Federal Tax Classifications, do not complete this form. You must complete and mail this IRS form W-9 with your completed subscription agreement to:

Colonial Stock Transfer
66 Exchange Place
Salt Lake City, UT 84111

or via email at investor@colonialstock.com.

Classification of Taxpayer Identification Number

Under penalties of perjury, I certify that

1. The number shown on this form is my correct taxpayer identification number, and

SOCIAL INVESTMENT
HOLDINGS, INC.

Step 1 Enter Investor Information | Step 2 Certify Tax Status | Step 3 Select Investment Amount | Step 4 Review Subscription Agreement | Step 5 Payment Info | Step 6 Review & Confirm Investment

INVESTMENT AMOUNT

Please enter your annual household income or net worth and investment amount into the fields below

Annual Household Income or Net Worth

Investment Amount

Number of Shares

☐ **I understand that Federal Law limits the amount that an investor may invest into a Regulation A offering to 10% of the greater of the investor's net worth or annual income, UNLESS the investor meets the definition of an accredited investor under Rule 501 of Regulation D.**

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SOCIAL INVESTMENT HOLDINGS, INC.

Step 1 Enter Investor Information | Step 2 Certify Tax Status | Step 3 Select Investment Amount | Step 4 Review Subscription Agreement | Step 5 Payment Info | Step 6 Review & Confirm Investment

SUBSCRIPTION AGREEMENT

Please review the following subscription agreement and click the checkbox to agree to its terms. By doing so you are electronically signing the subscription agreement.

Investment Amount (hereinafter referred to as "Subscription Amount")

Number of Shares (hereinafter referred to as "Shares")

Please click to view the subscription agreement in PDF format. You may download Adobe Reader for free by visiting https://get.adobe.com/reader/.

Subscription Agreement

☐ **I have read the Subscription Agreement and agree to its terms. By checking this box I understand that this will constitute my electronic signature.**

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SOCIAL INVESTMENT HOLDINGS, INC.

Step 1 Enter Investor Information | Step 2 Certify Tax Status | Step 3 Select Investment Amount | Step 4 Review Subscription Agreement | Step 5 Payment Info | Step 6 Review & Confirm Investment

PAYMENT INFORMATION

Please select the method of payment to fund your investment.

Investment Amount

Number of Shares

Payment Method

- ACH
- Wire Transfer

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SOCIAL INVESTMENT HOLDINGS, INC.

Step 1 Enter Investor Information | Step 2 Certify Tax Status | Step 3 Select Investment Amount | Step 4 Review Subscription Agreement | Step 5 Payment Info | Step 6 Review & Confirm Investment

REVIEW AND CONFIRM INVESTMENT

Please review your information for accuracy and confirm your investment.

Review Your Information

Name: John Doe
Phone: 212-555-555
Email: johndoe@gmail.com
Address: 111 Broadway St.
New York, NY 10000

Investment Amount: $10,000
Shares: 2,000
Payment Method: ACH
Annual Household Income or Net Worth: $160,000

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